EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated April 1, 2005, between DLJ Mortgage Capital, Inc., a Delaware corporation (“Assignor”), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.          The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain Mortgage Loans listed on Exhibit A attached hereto (the “Mortgage Loans”) and (b) those certain agreements listed on Exhibit B attached hereto (the “Agreements”) with respect to the Mortgage Loans.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Agreements which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment and Assumption Agreement.

2.	The Assignor warrants and represents to, and covenants with, the Assignee that:

(a)        The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

(b)        The Assignor has not received notice or, and has no knowledge of, any offsets, counterclaims or other defenses with respect to the Agreements or the Mortgage Loans;

(c)        The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Agreements, or the Mortgage Loans; and

(d)        Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made by general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.	The Assignee warrants and represents to, and covenants with, the Assignor that:

(a)               The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

(b)               The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

(c)               To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(d)               The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans;

(e)               The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

(f)                The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

(g)               The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

(h)               The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

(i)                The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor;

(j)                Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, an interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage

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Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

(k)               Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or Section 4975 of the Code.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

DLJ MORTGAGE CAPITAL, INC., as Assignor	CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
as Assignee

By:__________________________________	By:__________________________________
Name:	Name:
Title:	Title:

Taxpayer Identification Number: 13-3460798	Taxpayer Identification Number: 13-3320910

EXHIBIT A

Mortgage Loan Schedule

[Attached as Schedule I to the Pooling and Servicing Agreement]

A-1

EXHIBIT B

List of Agreements

[On file with Orrick, Herrington & Sutcliffe LLP]

B-1